                                                                     EXHIBIT 1.2


                                PRICING AGREEMENT


                                                              New York, New York
                                                               February 27, 2002


Banc of America Securities LLC
Salomon Smith Barney Inc.
As Representatives of the several Underwriters named in Schedule I hereto,

c/o Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, NC 28255

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Marathon Oil Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 27, 2002 (the "Underwriting Agreement"), between the Company on the one hand and Banc of America Securities LLC and Salomon Smith Barney Inc., as Representatives of the several underwriters, on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II and Schedule III hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Final Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  The documents required to be delivered by Section 7 of the Underwriting Agreement shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, New York, NY 10019, at the Time of Delivery.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       Marathon Oil Corporation



                                       By:  /s/ PAUL C. REINBOLT
                                         -----------------------------------
                                       Name: Paul C. Reinbolt
                                       Title: Vice President, Finance and
                                       Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC
Salomon Smith Barney Inc.

By:  Banc of America Securities LLC

By:     /s/ LILY CHANG
     --------------------------
     Name:  Lily Chang
     Title: Principal


By:  Salomon Smith Barney Inc.

By:     /s/ JEAN-PIERRE BUYZE
     --------------------------
     Name:  Jean-Pierre Buyze
     Title: Vice President


For each of themselves and the
other several Underwriters
named in Schedule I to this
Agreement.

                                   SCHEDULE I




                                                PRINCIPAL AMOUNT OF 2012          PRINCIPAL AMOUNT OF 2032
         UNDERWRITER                             NOTES TO BE PURCHASED              NOTES TO BE PURCHASED
         -----------                            ------------------------          ------------------------
Banc of America Securities LLC                        $146,250,000                     $178,760,000
Salomon Smith Barney Inc.                             $146,250,000                     $178,760,000
J.P. Morgan Securities Inc.                            $45,000,000                      $55,000,000
Credit Suisse First Boston Corporation                 $22,500,000                      $27,500,000
Goldman, Sachs & Co.                                   $22,500,000                      $27,500,000
Lehman Brothers Inc.                                   $22,500,000                      $27,500,000
Morgan Stanley & Co. Incorporated                      $22,500,000                      $27,500,000
Commerzbank Capital Markets Corp.                       $7,500,000                       $9,160,000
Mizuho International plc                                $7,500,000                       $9,160,000
Scotia Capital (USA) Inc.                               $7,500,000                       $9,160,000
                                Total:                $450,000,000                     $550,000,000

                                   SCHEDULE II



         TITLE: 6.125% Notes Due 2012.

         PRINCIPAL AMOUNT: $450,000,000.

         INDENTURE: Indenture, dated as of February 26, 2002 between the Company and JPMorgan Chase Bank, as Trustee.

         INTEREST: 6.125% per annum, from March 4, 2002, payable semi-annually on March 15 and September 15, commencing September 15, 2002, to holders of record on the preceding March 1 and September 1, as the case may be.

         MATURITY:   March 15, 2012.

         PURCHASE PRICE: 99.317% of principal amount plus accrued interest, if any, from March 4, 2002.

         EXPECTED REOFFERING PRICE: 99.967% of principal amount, subject to change by the undersigned.

         SINKING FUND: None.

         DELAYED DELIVERY CONTRACTS: None.

         OPTIONAL REDEMPTION: The Notes will be redeemable in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Schedule A attached hereto) plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         CLOSING: 10:00 A.M. on March 4, 2002, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, in same day funds.

         NAMES AND ADDRESSES OF CO-REPRESENTATIVES:

Banc of America Securities LLC                       Salomon Smith Barney Inc.
Bank of America Corporate Center                     388 Greenwich Street
100 North Tryon Street                               New York, NY 10013
Charlotte, NC 28255

                                  SCHEDULE III



         TITLE: 6.8% Notes Due 2032.

         PRINCIPAL AMOUNT: $550,000,000.

         INDENTURE: Indenture, dated as of February 26, 2002 between the Company and JPMorgan Chase Bank, as Trustee.

         INTEREST: 6.8% per annum, from March 4, 2002, payable semi-annually on March 15 and September 15, commencing September 15, 2002, to holders of record on the preceding March 1 and September 1, as the case may be.

         MATURITY: March 15, 2032.

         PURCHASE PRICE: 98.715% of principal amount plus accrued interest, if any, from March 4, 2002.

         EXPECTED REOFFERING PRICE: 99.590% of principal amount, subject to change by the undersigned.

         SINKING FUND: None.

         DELAYED DELIVERY CONTRACTS: None.

         OPTIONAL REDEMPTION: The Notes will be redeemable in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Schedule A attached hereto) plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         CLOSING: 10:00 A.M. on March 4, 2002, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, in same day funds.

         NAMES AND ADDRESSES OF CO-REPRESENTATIVES:

Banc of America Securities LLC                       Salomon Smith Barney Inc.
Bank of America Corporate Center                     388 Greenwich Street
100 North Tryon Street                               New York, NY 10013
Charlotte, NC 28255

                                                                      SCHEDULE A


         "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

         "Reference Treasury Dealer" means (1) Salomon Smith Barney Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc., and their respective successors, and one other firm that is a primary U.S. Government securities dealer (a "Primary Treasury Dealer") which we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.